Exhibit 99.1

Summarized Financial Information

Marriott International, Inc.

(in millions)

The following summarized financial data of Marriott International, Inc (“Marriott”) has been derived from the consolidated financial statements of Marriott included in periodic reports filed by Marriott with the Securities and Exchange Commission (in millions):

	June 15, 2012	December 30, 2011	December 31, 2010

Current assets	$1,355	$1,324	$3,382
Non-current assets	4,652	4,586	5,601
Current liabilities	2,642	2,558	2,501
Non-current liabilities	4,489	4,133	4,897

	Six Months Ended		Fiscal Year Ended
	June 15, 2012	June 17, 2011	December 30, 2011	December 31, 2010	January 1, 2010

Total revenues	$5,328	$5,750	$12,317	$11,691	$10,908
Operating profit (loss)	418	423	526	695	(152)
Net income (loss)	247	236	198	458	(353)
Net losses attributable to noncontrolling interests, net of tax	—	—	—	—	7
Net income (loss) attributable to Marriott	247	236	198	458	(346)
Net cash provided by operating activities	417	481	1,089	1,151	868
Net cash used in investing activities	219	226	247	264	69
Net cash used in financing activities	195	643	1,245	497	818